                                                                Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-69793 on Form S-1 of our report dated March 30, 2007(which report expresses an unqualified opinion and includes an explanatory paragraph relating to a Transfer Agreement entered into on October 11, 2006 between MetLife Insurance Company of Connecticut (formerly known as "The Travelers Insurance Company") and MetLife Investors Group, Inc.) relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and its subsidiaries (the "Company") appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

We also consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 6, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the acquisition of MetLife Life and Annuity Company of Connecticut and its subsidiary (the "Company")(formerly known as " The Travelers Life and Annuity Company") by MetLife Inc. on July 1, 2005 and the application of the purchase method of accounting) relating to the consolidated financial statements and financial statement schedules of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

We also consent to the use of our reports dated March 19, 2007, relating to the financial statements of MetLife of CT Separate Account Six for Variable Annuities (formerly, The Travelers Separate Account Six for Variable Annuities) and MetLife of CT Separate Account Five for Variable Annuities (formerly, Travelers Separate Account Five for Variable Annuities) both appearing in the Statement of Additional Information on Forms N-4, which are part of such Registration. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" appearing in the Statement of Information on Forms N-4, which are part of such Registration.


/s/ DELOITTE & TOUCHE LLP


New York, New York
April 9, 2007